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                 Amendment No. 1 to Stock Purchase Agreement

      Amendment No. 1, dated as of September 25, 1998 ("Amendment No. 1") by and between Rhone-Poulenc Rorer Inc. ("RPR") and Guilford Pharmaceuticals Inc. ("GPI") to Stock Purchase Agreement, dated as of June 13, 1996.

      WHEREAS, Rhone-Poulenc Rorer Pharmaceuticals Inc. ("RPRPI"), GPI and GPI Polymer Holdings, Inc. (previously named GPI Holdings, Inc., "Holdings"; GPI and Holdings, collectively, "Guilford") are parties to a Marketing, Sales and Distribution Rights Agreement, dated as of June 13, 1996 (the "Rights Agreement"), and GPI and RPR are parties to a Stock Purchase Agreement, dated as of June 13, 1996 (the "Stock Agreement"), and RPRPI and GPI are parties to a Manufacturing and Supply Agreement, dated as of June 13, 1996 (the "Supply Agreement"), and GPI and RPR are parties to a Loan Agreement, dated as of June 13, 1996 (the "Loan Agreement"; the Rights Agreement, the Stock Agreement, the Supply Agreement and the Loan Agreement, collectively, the "Transaction Agreements"), all in connection with a transaction pursuant to which RPRPI has become the worldwide marketer and distributor (except in Scandinavia) for Guilford's biodegradable polymer oncology product, GLIADEL(R) Wafer; and

      WHEREAS, RPR and Guilford now desire to amend certain provisions of the Stock Agreement as set forth herein and to amend certain provisions of the Rights Agreement as set forth in the Amendment No. 1 to that agreement, of even date herewith, to reflect further agreements between them;

      NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

      1. RPR Representation on GPI Board. In consideration of this Amendment No. 1 and the Amendment No. 1 to the Rights Agreement, of even date herewith,
Section 6.03 of the Stock Agreement, providing RPR with representation on the GPI Board on and after the Second Closing Date, is deleted from the Stock Agreement, and Section 6.04 is renumbered Section 6.03.

      2. No Waiver. Except to the extent resulting from the specific terms and conditions of this Amendment No. 1, this Amendment No. 1 does not constitute a waiver by any party hereto of any of its rights under any of the Transaction Agreements.

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      3.    Headings.  The section headings contained in this Amendment No. 1 are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment No. 1.

      4. Capitalized Terms. Capitalized terms not otherwise defined in this Amendment No. 1 are used herein as defined in the Stock Agreement.

      5. Continuing Effect. Except as specifically amended by this Amendment No. 1, all other terms and conditions of the Stock Agreement remain in full force and effect.

      IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have duly executed this Amendment No. 1 as of the date hereof.

RHONE-POULENC RORER INC.                GUILFORD PHARMACEUTICALS INC.

By /s/ JAMES P. WEYGANDT                By /s/ THOMAS C. SEOH
  --------------------------               ---------------------------------
Name:  James P. Weygandt                Name:  Thomas C. Seoh
Title: Secretary                        Title: Vice President, General Counsel
                                               & Secretary